                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Comptronix Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        [COMPTRONIX CORPORATION LOGO]

                       Three Maryland Farms, Suite 140
                          Brentwood, Tennessee 37027

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Comptronix Corporation (the "Company") will be held at 10:00 a.m. on Tuesday, June 4, 1996, at The Maryland Farms Athletic Club, 5101 Maryland Way, Brentwood, Tennessee, for the following purposes:

          1. To elect five (5) directors to hold office until the next Annual Meeting and until their successors are elected and qualified; and

          2. To transact such other business as may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on April 9, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ Joseph G. Andersen
                                          ----------------------
                                          Joseph G. Andersen,
                                          Secretary


Brentwood, Tennessee
May 1, 1996

     YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

                        [COMPTRONIX CORPORATION LOGO]

                       THREE MARYLAND FARMS, SUITE 140
                          BRENTWOOD, TENNESSEE 37027

                           ------------------------

                               PROXY STATEMENT
                           ------------------------

     The accompanying proxy is solicited by the Board of Directors of Comptronix Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 4, 1996 at The Maryland Farms Athletic Club, 5101 Maryland Way, Brentwood, Tennessee, and any adjournments thereof, notice of which is attached hereto.

     The purposes of the Annual Meeting are to elect 5 directors and to transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

     A stockholder who signs and returns a proxy may revoke the same at any time before the authority granted thereby is exercised by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation or by duly executing a proxy bearing a later date. Unless so revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, such shares will be voted FOR the election of the 5 director nominees.

     The Board of Directors knows of no other matters which are to be brought to a vote at the Annual Meeting. However, if any other matter properly does come before the Annual Meeting, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

     The Board of Directors has fixed the close of business on April 9, 1996 as the record date for the Annual Meeting (the "Record Date"). Only record holders of the Company's common stock, $.01 par value per share (the "Common Stock"), at the close of business on that date will be entitled to vote at the Annual Meeting. On the Record Date, the Company had outstanding 13,163,410 shares of Common Stock. Holders of the Common Stock will be entitled to one vote for each share of Common Stock so held, which may be given in person or by proxy duly authorized in writing.

     The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the Annual Meeting. The directors shall be elected by a plurality of the votes cast in the election by the holders of the Common Stock represented and entitled to vote at the Annual Meeting. Any other matters submitted to the stockholders shall be approved by the affirmative vote of a majority of the votes cast by the holders of Common Stock represented and entitled to vote at the Annual Meeting. Abstentions and "non-votes" will be counted as present for purposes of determining a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals (other than the election of directors) presented to stockholders, whereas "non-votes" are not counted for purposes of determining whether a proposal has been approved. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owners.

     The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail, and also may be made by the Company's executive officers or employees personally or by telephone or telegram. The Company does not anticipate paying any compensation to any party other than its regular employees for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

     This Proxy Statement and the Company's Annual Report to Stockholders (the "Annual Report") will be mailed on or about May 1, 1996, to all stockholders of record at the close of business on April 9, 1996.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership as of the Record Date of (i) each director, (ii) each of the executive officers named in the Summary Compensation Table (collectively, the "Named Executive Officers") and
(iii) the executive officers and directors as a group. No person, entity or group known to the Company is the beneficial owner of more than five percent of the Common Stock. Unless otherwise noted, the Company believes that the beneficial owner set forth in the table has sole voting and investment power with respect to the indicated shares.

                                                            SHARES OF COMMON STOCK
                                                            BENEFICIALLY OWNED ON
         NAME                                                  APRIL 9, 1996(1)        PERCENT OF CLASS
- -----------------------                                     ----------------------     ----------------
E. Townes Duncan(2)(3)....................................          223,960(4)                 1.7%
Lonnie J. Stout II(2).....................................           20,000(5)                   *
Richard W. Oliver(2)......................................           21,000(5)                   *
J C. Bowling(2)...........................................           23,500(5)                   *
Howard H. Graham (2)......................................           24,000(5)(6)                *
Paul D. Johns(3)..........................................           24,000(7)(8)                *
Michael C. Thompson(3)....................................           18,750(8)(9)                *
Joseph G. Andersen(3).....................................           21,870(10)                  *
David E. Nesbit(3)........................................           17,823(8)(11)               *
All directors and executive officers as a group (9
  persons)................................................          394,903(12)                3.0

- ---------------

   * less than one percent.
 (1) Pursuant to the rules of the Securities and Exchange Commission (the "Commission"), certain shares of the Common Stock set forth in this table which an individual owner has a right to acquire within 60 days after the Record Date pursuant to the exercise of stock options or the conversion of the Company's 6 3/4% Convertible Subordinated Debentures Due 2002 are deemed outstanding for the purpose of computing the beneficial ownership of that owner and for all directors and executive officers as a group, but are not deemed outstanding for the purpose of computing the ownership of any other individual owner shown in the table.
 (2) Director
 (3) Named Executive Officer
 (4) 85,833 of the shares indicated are subject to restrictions on transfer which lapse over time pursuant to restricted stock awards by the Company. Mr. Duncan, however, is entitled to vote and receive dividends paid on such restricted shares. See "Executive Compensation." Also includes 8,100 shares held by an investment partnership of which Mr. Duncan is a partner, 4,500 shares held in trust for Mr. Duncan's children, 1,500 shares held by Mr. Duncan's wife and 62,750 shares which may be acquired by Mr. Duncan upon the exercise of outstanding options. Mr. Duncan disclaims ownership of the shares held by his wife and the trust for his children.
 (5) Includes 19,000 shares which may be acquired upon the exercise of outstanding options.
 (6) Includes 5,000 shares held by a trust of which Mr. Graham is a trustee.
 (7) Includes 14,000 shares which may be acquired upon the exercise of outstanding options.
 (8) 5,000 of the shares indicated are subject to restrictions on transfer which lapse over a period of four years pursuant to restricted stock awards by the Company. The indicated person, however, is entitled to vote and receive dividends paid on such restricted shares.
 (9) Includes 12,750 shares which may be acquired upon the exercise of outstanding options.
(10) Includes 11,500 shares which may be acquired upon the exercise of outstanding options and 10,000 shares subject to restrictions on transfer which lapse over a period of four years pursuant to a restricted stock award by the Company. Mr. Andersen, however, is entitled to vote and receive dividends paid on such restricted shares. Also includes 230 shares held in the name of Mr. Andersen's wife. Mr. Andersen disclaims beneficial ownership of these shares. Mr. Andersen owns ten shares of the Company's Series A Convertible Preferred Stock.
(11) Includes 7,750 shares which may be acquired upon the exercise of outstanding options.
(12) Includes 184,750 shares which may be acquired upon the exercise of outstanding options and 110,833 shares subject to restrictions on transfer which lapse over time pursuant to restricted stock awards by the Company.

                                  PROPOSAL I:

                             ELECTION OF DIRECTORS

     Directors are elected each year to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. The Company's Bylaws provide for a minimum of seven (7) and a maximum of fifteen (15) directors, the exact number to be set by the Board of Directors. The current Board of Directors consists of five members, all of whom are nominees to be elected as directors at the Annual Meeting. Two vacancies presently exist on the Board of Directors. Proxies may not be voted for a greater number of directors than five.

     Unless contrary instructions are received, the enclosed proxy will be voted in favor of the election as directors of the nominees listed below. Each nominee has consented to be a candidate and to serve, if elected. While the Board of Directors has no reason to believe that any nominee will be unable to accept nomination or election as a director, if such an event should occur, the proxy will be voted with discretionary authority for a substitute or substitutes as shall be designated by the current Board of Directors.

     The following table contains certain information concerning the nominees which has been furnished to the Company by the individuals named.

                                DIRECTOR
         NOMINEE          AGE    SINCE                         POSITION
  ----------------------  ---   --------   -------------------------------------------------
  E. Townes Duncan......  42      1988     Chairman of the Board, Chief Executive Officer,
                                           President and Director
  Lonnie J. Stout II....  49      1993     Director
  Richard W. Oliver.....  49      1993     Director
  J C. Bowling..........  57      1994     Director
  Howard H. Graham......  49      1994     Director

     The following is a brief summary of the business experience of each of the nominees.

     E. TOWNES DUNCAN was appointed Chairman of the Board and Chief Executive Officer in April 1993 by the Board of Directors, and assumed the position of President in July 1995. Prior to April 1993, Mr. Duncan had served the Company as Interim Chairman of the Board and Interim Chief Executive Officer since November 1992. Mr. Duncan has been a director of the Company since 1988. From 1985 until November 1993, when Mr. Duncan resigned to devote his full-time attention to the Company, he served as a vice president and a principal of Massey Burch Investment Group, Inc., a venture capital organization headquartered in Nashville, Tennessee. Previously, Mr. Duncan was an attorney with the law firm of Bass, Berry & Sims in Nashville from 1978 until 1985. Mr. Duncan is a director of Volunteer Capital Corporation, an owner and operator of restaurants, and Sirrom Capital Corporation, a small business investment company.

     LONNIE J. STOUT II was elected a director at the Company's 1993 Annual Meeting of Stockholders. He has been the President and Chief Executive Officer of Volunteer Capital Corporation since May 1986. Since July 1990, Mr. Stout also has served as Chairman of Volunteer Capital Corporation. From 1984 to 1986, Mr. Stout served as President and a director of DineLite Corporation, a food service company. Mr. Stout formerly served Volunteer Capital Corporation from 1982 to May 1984 as a director and served as Executive Vice President and Chief Financial Officer from 1981 to 1984.

     RICHARD W. OLIVER became a director of the Company in December 1993 and has been a professor at the Owen School of Management at Vanderbilt University since September 1992. Prior to such time, Mr. Oliver served as a vice president of marketing and in other positions in marketing and communications at Northern Telecom from 1976 until joining the faculty at Vanderbilt University. Mr. Oliver is a director of Communications Central, Inc., a provider of public pay telephone services, and Applied Innovation, Inc., a manufacturer of data communication equipment in the telephone industry.

     J C. BOWLING became a director of the Company in February 1994. Mr. Bowling served as Executive Vice President of Circuit Concepts, Inc., a manufacturer of printed circuit boards from June 1994 to June 1995, and remains a director and consultant with such company. From 1979 to 1994, Mr. Bowling served as Vice President of Operations of Critikon, Inc., a division of Johnson & Johnson, Inc. In addition to his position with Critikon, Inc., Mr. Bowling served Johnson & Johnson, Inc. in a variety of increasingly responsible management positions since 1966.

     HOWARD H. GRAHAM became a director of the Company in April 1994. He has served as Senior Vice President-Finance and Chief Financial Officer of Informix Corp., a database software company, since March 1990. From 1988 to February 1990, he was Senior Vice President-Finance and Administration and Chief Financial Officer of Wyse Technology, Inc., a computer and peripheral manufacturer. Prior to such time, Mr. Graham held a series of increasingly responsible financial management positions during a fifteen year career at Zenith Electronics Corporation, including Vice President-Finance and Chief Financial Officer from 1987 until leaving Zenith in 1988.

     The Board of Directors has an Audit Committee which is comprised of Messrs. Stout, Oliver, Bowling and Graham. The purposes of the Audit Committee include recommending the Company's auditors, reviewing the scope of their engagement, consulting with such auditors, reviewing the results of the audit examination, acting as a liaison between the Board of Directors and the Company's internal auditors, reviewing various Company policies, including those related to accounting and internal controls matters, and monitoring compliance with the undertakings made by the Company in its securities class action litigation settlement related to the improper accounting scheme engaged in by former members of the Company's management. The Audit Committee met four times during the fiscal year ended December 31, 1995.

     The Board of Directors has a Compensation Committee for the purpose of setting officers' salaries, formulating bonuses for the Company's management and administering the Company's stock incentive plans. Messrs. Stout, Oliver, Bowling and Graham also comprise the Compensation Committee. The Compensation Committee met four times during the fiscal year ended December 31, 1995. See "Executive Compensation -- Compensation Committee Report on Executive Compensation."

     The Board of Directors held four meetings during the fiscal year ended December 31, 1995. All incumbent directors attended more than 75% of meetings of the Board of Directors and the respective committees of which they are members. The Board of Directors does not have a nominating committee.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation paid or accrued by the Company during the three fiscal years ended December 31, 1995 for (i) the Chief Executive Officer of the Company and (ii) the Company's four most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers at the end of the Company's last fiscal year (collectively, the "Named Executive Officers").

                                                                              LONG-TERM COMPENSATION
                                                                          ------------------------------
                                             ANNUAL COMPENSATION
                                        ------------------------------                AWARDS
                                                                OTHER     ------------------------------
                                                               ANNUAL                       SECURITIES
                                                               COMPEN-     RESTRICTED       UNDERLYING       ALL OTHER
                                         SALARY       BONUS    SATION     STOCK AWARDS    OPTION(S)/SARS    COMPENSATION
  NAME AND PRINCIPAL POSITION    YEAR     ($)          ($)       ($)          ($)              (#)              ($)
- -------------------------------  ----   --------     -------   -------    ------------    --------------    ------------
E. Townes Duncan...............  1995   $226,550     $     0   $34,481(2)   $ 18,100(3)       210,000(4)       $4,001(5)
  Chairman of the Board, Chief   1994    229,558           0    9,755 (2)          0            1,000           6,316
  Executive Officer and          1993    205,000           0        0        475,000(6)             0           4,260
  President(1)
Joseph G. Andersen.............  1995    110,578           0    2,017 (2)     18,100(3)        40,000             773(5)
  Vice President, Chief          1994     79,539           0        0              0           21,000             551
  Financial Officer and          1993     73,476           0        0              0           10,000              20
  Secretary
Paul D. Johns..................  1995     98,550           0      479 (2)     11,400(3)        75,000(4)        2,470(5)
  Vice President of Human        1994    119,529           0        0              0            1,000           2,934
  Resources                      1993        n/a         n/a      n/a            n/a              n/a             n/a
Michael C. Thompson............  1995    115,917           0      951 (2)      9,050(3)        70,000(4)        1,061(5)
  Vice President                 1994    112,126           0        0              0            1,000           1,017
                                 1993     50,866           0        0              0                0              92
David E. Nesbit................  1995    100,040           0    1,006 (2)      9,050(3)        45,000(4)          930(5)
  Vice President                 1994    107,250           0        0               0           6,000           1,103
                                 1993    111,923           0        0               0               0             792

- ---------------

(1) Mr. Duncan was appointed Chairman of the Board and Chief Executive Officer in April 1993 by the Board of Directors. Prior to such time, Mr. Duncan had served the Company as Interim Chairman of the Board and Interim Chief Executive Officer since November 1992. The Board of Directors authorized the payment of $5,000 per week plus reimbursement of any out-of-pocket expenses incurred by Mr. Duncan commencing November 1992. Mr. Duncan continued to receive this salary until November 1, 1993 when he entered into an employment contract with the Company. See "-- Employment Contract and Change of Control Arrangements" and "-- Compensation Committee Report on Executive Compensation."
(2) Represents income taxes paid on behalf of the Named Executive Officer relating to restricted stock awards by the Company. See " -- Compensation Committee Report on Executive Compensation."
(3) On May 15, 1995, Messrs. Duncan, Andersen, Thompson and Nesbit received restricted stock awards pursuant to the Company's 1989 Employee Stock Incentive Plan, as amended (the "Employee Plan"), of 10,000 shares, 10,000 shares, 5,000 shares and 5,000 shares, respectively, and, on July 27, 1995, Mr. Johns received a restricted stock award of 5,000 shares. The shares of Common Stock subject to these restrictive stock awards contain restrictions on transfers which lapse in annual 20% increments, with accelerated vesting upon a change of control. In accordance with rules promulgated by the Commission, the dollar value reflected above was calculated by multiplying the closing market price of the Common Stock on the OTC Bulletin Board on the date of grant by the number of restricted shares awarded. The aggregate number and value of restricted shares held by the Named Executive Officers as of December 31, 1995 were as follows:

                                                                            VALUE AT
                                                                        DECEMBER 31, 1995
                              NAME                         SHARES            ($1.41)
        -------------------------------------------------  -------      -----------------
        Duncan...........................................  110,000          $ 155,100
        Andersen.........................................   10,000             14,100
        Johns............................................    5,000              7,050
        Thompson.........................................    5,000              7,050
        Nesbit...........................................    5,000              7,050

(4) Certain of the indicated options were granted to replace options previously granted to the Named Executive Officers on a one-for-one basis at an exercise price of $1.81, the closing sale price of the Common Stock on the OTC Bulletin Board on the date of grant. The replacement options granted on behalf of Messrs. Duncan, Johns, Thompson and Nesbit were for 150,000 shares, 55,000 shares, 50,000 shares and 25,000 shares, respectively. The replaced options, which were issued between January 1, 1993 and May 1995, had exercise prices in excess of the market value of the Common Stock as a result of the residual effects of the improper accounting scheme engaged in by certain members of the Company's former senior management, as well as certain other factors which effected the Company's business and financial performance throughout 1993 and 1994. For a more complete discussion of the terms and circumstances surrounding the issuance of these replacement options, see "Report on Repricing of Options."
(5) Includes payments made by the Company on behalf of the Named Executive Officers with respect to term life insurance for the benefit of each such individual under a plan whereby the Company pays one annual premium covering life insurance benefits to all Company employees. Such payments in fiscal year 1995 were approximately $701, $220, $1,967, $365 and $553 for each of Messrs. Duncan, Andersen, Johns, Thompson and Nesbit, respectively. In addition, the Company also paid premiums totalling $3,300 on a separate term life insurance policy for the benefit of Mr. Duncan. Also includes contributions made by the Company on behalf of Messrs. Andersen, Johns, Thompson and Nesbit to the Company's 401(k) plan for the fiscal year ended December 31, 1995 in the amounts of $553, $503, $696 and $377, respectively.
(6) Mr. Duncan's equity compensation package under his employment contract includes a restricted stock award of 100,000 shares granted in 1993. Mr. Duncan is entitled to vote and receive dividends paid on the restricted shares. As of the Record Date, the restrictions on 24,167 of the shares had lapsed and the restrictions on the remaining shares will lapse at a rate of
     833.33 shares per month. If Mr. Duncan leaves the employment of the Company during this period (a total of ten years from the date of grant), the shares with respect to which the restrictions have not lapsed shall be returned to the Company and canceled. In accordance with the rules promulgated by the Commission, the dollar value reflected above ($475,000) was calculated by multiplying the closing market price of the Common Stock on the Nasdaq National Market on the date of grant (November 1, 1993) by the number of restricted shares awarded.

OPTION GRANTS IN LAST FISCAL YEAR

     Shown below is information concerning stock option grants to the Named Executive Officers during the fiscal year ended December 31, 1995.

                                       INDIVIDUAL GRANTS
- ------------------------------------------------------------------------------------------------
                                                          PERCENT OF
                                          NUMBER OF         TOTAL
                                         SECURITIES        OPTIONS
                                         UNDERLYING       GRANTED TO    EXERCISE OR                GRANT DATE
                                           OPTIONS       EMPLOYEES IN   BASE PRICE    EXPIRATION    PRESENT
                 NAME                    GRANTED (#)     FISCAL YEAR     ($/SHARE)       DATE       VALUE(1)
- ---------------------------------------  -----------     ------------   -----------   ----------   ----------
E. Townes Duncan.......................     60,000(2)         5.9%         $1.81       5/15/05      $ 53,400
                                           150,000(3)        14.9%          1.81       5/15/05       133,500
Joseph G. Andersen.....................     40,000(2)         3.9%          1.81       5/15/05        35,600
Paul D. Johns..........................     20,000(2)         1.9%          2.28       7/27/05        22,000
                                            55,000(3)         5.5%          1.81       5/15/05        48,950
Michael C. Thompson....................     20,000(2)         1.9%          1.81       5/15/05        17,800
                                            50,000(3)         4.9%          1.81       5/15/05        44,500
David E. Nesbit........................     20,000(2)         1.9%          1.81       5/15/05        17,800
                                            25,000(3)         2.5%          1.81       5/15/05        22,500

- ---------------

(1) Based on the Black-Scholes option pricing model adopted for use in valuing executive stock options. The actual value, if any, a Named Executive Officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. The estimated values under the Black-Scholes model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility and future dividend yield. Accordingly, the value estimated by the Black-Scholes model may not be a realistic measure of the true value of such options.

(2) Options granted to Messrs. Duncan, Andersen, Thompson and Nesbit on May 15, 1995 and to Mr. Johns on July 27, 1995 pursuant to the Employee Plan. The options become exercisable ten years from the date of grant, but allow for accelerated vesting based on meeting or exceeding performance based goals relating to the Company's financial results for a given year. Vesting of these performance based options also will accelerate upon a change of control.
(3) Options granted May 15, 1995. These options vest in four equal annual installments beginning on the first anniversary of the date of grant. The indicated options were granted to replace options previously granted to the Named Executive Officers on a one-for-one basis at an exercise price of $1.81, the closing sale price of the Common Stock on the OTC Bulletin Board on the date of grant. The replaced options, which were issued between January 1, 1993 and May 1995, had exercise prices in excess of the market value of the Common Stock as a result of the residual effects of the improper accounting scheme engaged in by certain former members of the Company's senior management, as well as certain other factors which effected the Company's business and financial performance throughout 1993 and 1994. For a more complete discussion of the terms and circumstances surrounding the issuance of these replacement options, see "Report on Repricing of Options."

FISCAL YEAR END OPTION VALUES

     The following table provides information as to the number of shares covered by both exercisable and unexercisable stock options for the Named Executive Officers as of December 31, 1995. Also reported are the values for the "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock. No options were exercised by the Named Executive Officers during the fiscal year ended December 31, 1995. The Company has never awarded any stock appreciation rights to its executive officers, directors or employees.

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                          OPTIONS AT                IN-THE-MONEY OPTIONS
                                                      FISCAL YEAR-END(#)          AT FISCAL YEAR-END($)(1)
                                                 ----------------------------   ----------------------------
                     NAME                        EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- -----------------------------------------------  -----------   --------------   ----------     -------------
E. Townes Duncan...............................     62,750         173,250       $      0         $     0
Joseph G. Andersen.............................     11,500          59,500            150             450
Paul D. Johns..................................     14,000          62,000              0               0
Michael C. Thompson............................     12,750          58,250              0               0
David E. Nesbit................................      7,750          43,250              0               0

- ---------------

(1) Based on the closing price of the Common Stock on the OTC Bulletin Board on December 31, 1995 ($1.41), the indicated options are not "in-the-money," i.e., the fair market value of the underlying securities at year-end did not exceed the exercise price of the option, except for an option grant of 15,000 shares to Mr. Andersen.

DIRECTOR COMPENSATION

     The Company's directors receive an annual retainer of $6,000 plus a fee of $250 for each Board of Directors or committee meeting attended and reimbursement of expenses. Pursuant to the Company's 1993 Outside Directors' Stock Plan (the "Outside Directors' Plan"), each non-employee director of the Company serving as a director on December 21, 1993 received an option to purchase 15,000 shares of Common Stock at $4.50 per share. Each person elected as an outside director after such date shall receive an initial one-time option grant for the purchase of 15,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock at the time of such director's election to the Board of Directors. In addition, each non-employee director shall receive annually on the date of the annual meeting of stockholders, an additional option for the purchase of 2,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant. All options granted under the Outside Directors' Plan shall vest on the first anniversary of the date of grant and shall remain exercisable for a period of ten years as long as the director serves on the Board of Directors. In addition, each non-employee director may elect to receive all or a portion of his or her director fees in shares of Common Stock under the Outside Directors' Plan. The Board of Directors may, in the future, adjust the compensation of directors as it deems advisable and consistent with the best interests of the Company's stockholders and the financial abilities of the Company.

EMPLOYMENT CONTRACT AND CHANGE OF CONTROL ARRANGEMENTS

     Effective November 1, 1993, the Company entered into an employment contract with E. Townes Duncan to serve as Chief Executive Officer of the Company for a period of one (1) year, with automatic renewal terms unless terminated upon not less than thirty (30) days prior written notice from either party. Mr. Duncan's cash compensation pursuant to his employment contract includes a base salary of $240,000 and a cash bonus not to exceed 50% of his base salary as determined by the Compensation Committee. The base salary of Mr. Duncan is reviewed annually by the Compensation Committee. See "-- Compensation Committee Report on Executive Compensation." Mr. Duncan's employment contract also includes equity components consisting of a restricted stock award of 100,000 shares of Common Stock (the "Restricted Stock") and a stock option to purchase 150,000 shares of Common Stock (the "Stock Option"). With respect to the Restricted Stock award, 24,167 shares of Common Stock are freely transferable and the remaining 75,833 shares contain restrictions on transfer which lapse at a rate of 833.33 shares per month. The Company also agreed to pay all tax liabilities owed by Mr. Duncan relating to such shares. With respect to the Stock Option, Mr. Duncan originally received an option to purchase 150,000 shares of Common Stock at an exercise price of $5.50 per share. The shares subject to this option vested at a rate of 3,125 shares per month over a period of ten years. In connection with the Exchange Options (see "-- Report on Repricing of Options" below) approved by the Compensation Committee in May 1995, Mr. Duncan exchanged his original stock option for a new stock option to purchase 150,000 shares at an exercise price of $1.81 per share, the closing sale price of the Common Stock on the OTC Bulletin Board on the date of grant. The shares subject to Mr. Duncan's new stock option vest in four equal annual installments beginning on May 15, 1996, the first anniversary of the date of grant. If Mr. Duncan is terminated by the Company for any reason other than Cause (as defined in the employment contract), Mr. Duncan shall receive severance compensation equal to one year's base salary as in effect at the time of termination. Such severance compensation also shall be due if Mr. Duncan resigns within 90 days following a Change of Control Event (as defined in the employment agreement). Furthermore, upon the occurrence of a Change of Control Event, the restrictions on the Restricted Stock shall be removed and the Stock Option shall become immediately exercisable in full. Mr. Duncan also is eligible to receive annual stock incentive grants as determined by the Compensation Committee. See "-- Compensation Committee Report on Executive Compensation."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the last fiscal year, Lonnie J. Stout II, J C. Bowling, Howard H. Graham and Richard W. Oliver served as members of the Compensation Committee. E. Townes Duncan, the Company's Chairman of the Board and Chief Executive Officer, serves as a member of the Compensation Committee of Volunteer Capital Corporation, of which Mr. Stout is Chairman of the Board and Chief Executive Officer.

REPORT ON REPRICING OF OPTIONS

     The Compensation Committee determined that it was appropriate to take certain corrective actions to adequately compensate and reward executive officers and employees for their past efforts and to properly incentivize such employees in the future in recognition of the fact that the Compensation Committee's ability to fairly evaluate and compensate the Company's executive officers and employees in the past has been severely compromised by the improper accounting scheme engaged in by certain former members of the Company's senior management. The Company retained a compensation consulting firm in 1993 (the "Consultant") to evaluate and formalize its executive compensation policies and procedures and to recommend appropriate types and levels of compensation. In consultation with the Consultant, the Compensation Committee, during 1993, (i) replaced certain options which had prices in excess of the market value of the Common Stock (the "Underwater Options") on a one-for-one basis (the "Replacement Options"); and (ii) authorized a one time additional grant to certain long-time employees who did not receive replacement options because their outstanding options were not Underwater Options (the "Retention Options") equal to 20% of such employees' prior option grants with an exercise price equal to $5.50, the average market price for the Common Stock for the 45 trading days prior to issuance. The Company also issued additional options to certain newly hired executive officers and employees with an exercise price at the then market value of the Common Stock. Following these actions, the market value of the Common Stock continued to decrease as the residual effects of the accounting scheme, as well as certain other factors, continued to affect the Company's business and financial performance throughout 1993 and 1994.

     The Compensation Committee determined in May 1995 that significant changes were appropriate, necessary and in the best interests of the Company's stockholders to adequately incentivize and retain certain employees of the Company who are critical to the long-term success of the Company. Accordingly, the Compensation Committee approved additional incentive stock awards, including giving to holders of all options issued after January 1, 1993 the option to exchange their existing options for new options on a one-for-one basis at the current market price of the Common Stock on the date of grant (the "Exchange Options"). The Exchange Options vest in four equal annual installments beginning on the first anniversary of the date of grant. Employees who elected to receive Exchange Options, therefore, forfeited the right to acquire shares of Common Stock already vested pursuant to prior options. The Compensation Committee believes that structuring the vesting period in this manner will promote the long-term best interests of the Company and its stockholders by aligning the interests of the Company's employees with its stockholders to enhance stockholder value over the long-term.

                                          Lonnie J. Stout II
                                          Richard W. Oliver
                                          J C. Bowling
                                          Howard H. Graham

     The following table includes certain information covering the Exchange Options for all executive officers of the Company and the Replacement Options granted in 1993. There have been no other option repricings by the Company during the last ten completed fiscal years.

                           TEN-YEAR OPTION REPRICINGS

                                                                                                   LENGTH OF
                                                       MARKET PRICE                                 ORIGINAL
                                         NUMBER OF      OF COMMON                                    OPTION
                                         SECURITIES      STOCK AT     EXERCISE PRICE             TERM REMAINING
                                         UNDERLYING      TIME OF        AT TIME OF       NEW       AT DATE OF
                                          OPTIONS      REPRICING OR    REPRICING OR    EXERCISE   REPRICING OR
                                        REPRICED OR     AMENDMENT       AMENDMENT       PRICE      AMENDMENTS
     NAME AND POSITION         DATE      AMENDED(#)        ($)             ($)         ($)(1)       (MONTHS)
- ---------------------------  --------   ------------   ------------   --------------   -------   --------------
E. Townes Duncan...........  05/15/95      150,000        $ 1.81          $ 5.50        $1.81          102
Chairman of the Board,
  Chief Executive Officer
and President
Paul D. Johns..............  05/15/95       55,000          1.81            4.50         1.81           47
Vice President of Human
Resources
Michael C. Thompson........  05/15/95       50,000          1.81            5.88         1.81           38
Vice President
David E. Nesbit............  05/15/95       25,000          1.81            5.50         1.81           42
Vice President of Sales and  12/01/93       25,000          4.25           12.63         5.50           41
  Marketing

- ---------------

(1) Options were granted with an exercise price equal to the closing sale price of the Common Stock on the OTC Bulletin Board on the date of grant.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of the Company's executive officers is reviewed annually by the Board of Directors and the Compensation Committee, which is composed entirely of non-employee directors. In addition to reviewing and approving executive officers' salary and bonus arrangements, the Compensation Committee administers the Company's stock option and other plans and establishes guidelines for other employee benefits.

  Corrective Actions.

     The Compensation Committee recognizes that its efforts to fairly evaluate and compensate the Company's executive officers in the past were severely compromised by the improper accounting scheme engaged in by certain former members of the Company's senior management, and the residual effects thereof which have continued to effect the Company's business and financial operations to date. In 1993, the Company retained the Consultant to evaluate and formalize its executive compensation policies and procedures and to recommend appropriate types and levels of compensation. Pursuant to the recommendations of the Consultant, the Compensation Committee negotiated an agreement to secure the employment of E. Townes Duncan as the Company's Chairman of the Board and Chief Executive Officer and took certain corrective actions, including the grant of the Replacement Options and the Retention Options, to compensate and reward executive officers and employees for their past efforts and properly incentivize such employees in the future. The Compensation Committee determined in May 1995 that significant additional changes were appropriate, necessary and in the best interests of the Company's stockholders to adequately incentivize and retain certain employees of the Company who are critical to the long-term success of the Company. Accordingly, the Compensation Committee approved additional incentive stock awards, including the Exchange Options and the grant of restricted stock awards and performance options to certain of the Company's executive officers (including the Chief Executive Officer). The report set forth below is based on, among other things, the recommendations of the Consultant and the Compensation Committee's continued attempts to provide the proper incentives to motivate the Company's executive officers.

  General Compensation Policies Applicable to Executive Officers.

     The Compensation Committee believes that the primary objective of the Company's compensation of executive officers should be:

     - To attract and retain talented executives by providing compensation that is, overall, competitive with the compensation provided to executives at companies of comparable size and position in the contract manufacturing industry, while maintaining compensation levels that are consistent with the Company's overall financial objectives and operating performances;

     - To provide the appropriate incentives for executive officers to work towards the achievement of the Company's annual sales and operating targets; and

     - To more closely align the interests of its executive officers with those of its stockholders and the long-term interests of the Company by providing long-term incentive compensation in the form of stock options and other equity-based awards.

     Executive compensation is designed with both current (salaries and bonuses) and long-term (equity ownership) components in mind. The Compensation Committee believes that the Company's executive compensation policies should be reviewed each year following the time when the financial results of the prior year become final. The policies are reviewed in light of their consistency with the Company's financial performance, the success achieved in meeting its sales and operating performance targets, the achievement of its overall strategic business plan objectives and its position within the electronic manufacturing services industry, as well as the compensation policies of similar companies.

     Base Salary Compensation. The Compensation Committee, in conjunction with management, sets the base compensation of its executive officers, including the Chief Executive Officer, annually at a level it believes appropriate considering
(i) the overall strategic direction of the Company, (ii) the Company's position within the relative segments of its industry, (iii) the overall responsibilities of each executive officer, and (iv) the overall compensation package, including long-term equity and annual incentive compensation, of each executive officer. In addition to corporate performance and specific unit performance, the Compensation Committee considers subjective qualitative factors to discern a particular executive's relative value and personal contributions to the success of the corporate enterprise. The Compensation Committee also considers compensation packages for similarly situated executives of companies of similar size or in comparable lines of business, with whom the Company expects to compete for executive talent. The Company's Chief Executive Officer initially proposes a compensation package for each of the Company's executive officers, including the Chief Executive Officer. The Compensation Committee reviews the Chief Executive Officer's recommendations and determines the appropriate compensation package for the forthcoming year. Although not recommended or requested by the Compensation Committee, Mr. Duncan proposed, and the executive officers of the Company voluntarily took, a pay cut based on each executive officer's annual base salary during the fiscal year ended December 31, 1994. Mr. Duncan and Charles D. Tillett, the Company's former President and Chief Operating Officer, each took a pay cut of ten percent of their annual base salary, and the remaining executive officers took a pay cut of five percent of their annual base salary. A determination was made by Mr. Duncan to continue voluntary pay cuts for himself and certain other executive officers during 1995 as the Company's financial performance continued to fall below expectations. The Compensation Committee accepted the recommendation of Mr. Duncan and believes such action indicates the commitment of Mr. Duncan and the other executive officers to measure their compensation, in part, based on the long-term success of the Company.

     In 1995, as a result of the residual effects of improper accounting scheme, the unsettled financial condition of the Company and certain other factors which continued to effect the Company's business, qualitative factors such as leadership skills, planning initiative, development skills, morale building skills and crisis management skills were particularly important factors considered by the Compensation Committee. The Compensation Committee believes that the management team in 1995 exceeded its expectations with respect to these qualitative factors by continuing the process begun in 1993 of restoring confidence among the Company's employees, maintaining its banking and customer relationships and implementing control and information systems to facilitate more accurate and timely management decisions in the operation of the Company's business.

     Annual Incentive Compensation. The Company instituted a three year annual compensation plan for cash bonuses in February 1994 for all employees of the Company, salaried and non-salaried, including the executive officers, based on the recommendations of the Consultant. The bonus plan is designed to encourage and reward employees for decisions and actions that result in performance achievement for the benefit of the Company's stockholders and customers. Compensation under the bonus plan is subject to the attainment of a threshold level of pre-tax earnings as determined by the Compensation Committee.

     If the targeted level of earnings is attained, awards to executive officers under the bonus plan will be based on corporate and division performance. Performance awards to executive officers under the bonus plan will be based on a performance index that combines return on working assets (75%) and customer satisfaction (25%). Return on working assets is calculated by dividing the Company's net earnings before taxes by working assets. The customer satisfaction component will be measured according to semi-annual survey responses from customers. Performance bonuses to executive officers not tied to a division will be based entirely on financial results of the Company as a whole. Executive officers assigned to a particular division will have 60% of their performance bonus tied to the corporate performance index and the remaining 40% tied to his or her division's performance index. Executive officers also are eligible to participate in a discretionary incentive pool established by the Compensation Committee based on recommendations of the Chief Executive Officer.

     For each of 1994 and 1995, the Compensation Committee determined that no awards would be made under the bonus plan because the Company failed to attain the threshold level of pre-tax earnings; therefore, to date, no cash bonuses have been paid to executive officers of the Company under the cash bonus plan.

     Long Term Incentive Compensation. The Compensation Committee believes that significant stock ownership by management creates a powerful incentive for executives to build long-term stockholder value. Accordingly, the Compensation Committee considers equity-based compensation, which is intended to more closely align an executive's long-term interest with the Company's stockholders, to be an integral component of executive compensation. As indicated above, the Compensation Committee determined that it was appropriate during 1993 to issue the Replacement Options and Retention Options to certain of the Company's employees, including its executive officers, to reward such employees for their past efforts and to properly incentivize such employees in the future. In 1994, the Company granted options to certain newly hired and existing executive officers in amounts deemed necessary to attract such persons and provide the proper incentives for such executive officers to promote the long-term interests of the Company.

     The Compensation Committee determined in May 1995 that significant additional changes were appropriate, necessary and in the best interests of the Company's stockholders to adequately incentivize and retain certain employees of the Company who are critical to the long-term success of the Company. Accordingly, the Compensation Committee approved incentive stock awards, including the Exchange Options to the Company's executive officers (including the Chief Executive Officer). See "-- Report on Repricing of Options." In addition to the Exchange Options, each executive officer received a restricted stock award of Common Stock which contain restrictions on transfer that lapse in annual 20% increments and performance options which have a ten year term with accelerated vesting upon the achievement of specified performance goals based on pre-tax earnings. The Company also agreed to pay all income tax liabilities relating to the restricted shares. See " -- Summary Compensation Table" and " -- Option Grants in Last Fiscal Year."

     The Company intends to continue the program of stock option grants in the future with equity-based awards which are comparable in amount to long-term incentive award packages for similarly situated executives of companies of similar size or in comparable lines of business. In determining the size of option awards for a particular executive officer, the Compensation Committee considers the amount of options already held by such officers.

  Chief Executive Officer Compensation.

     E. Townes Duncan was appointed Interim Chairman of the Board and Interim Chief Executive Officer in November 1992 following the announcement of the improper accounting scheme and continued in such capacity until April 1993 when Mr. Duncan was appointed Chairman of the Board and Chief Executive Officer. Mr. Duncan also assumed the position of President of the Company in July 1995 following the departure of Charles D. Tillett, the Company's former President and Chief Operating Officer. Effective November 1, 1993, the Company entered into an employment contract with Mr. Duncan to serve as Chief Executive Officer of the Company for a period of one (1) year, with automatic one-year renewal terms unless terminated upon not less than thirty (30) days prior written notice from either party. Mr. Duncan's cash compensation pursuant to his employment contract provides for a base salary of $240,000. Mr. Duncan also is eligible to receive a cash bonus not to exceed 50% of his base salary as determined by the Compensation Committee. In accordance with his employment contract, Mr. Duncan's base salary is reviewed annually by the Compensation Committee. Although not recommended or requested by the Compensation Committee Mr. Duncan voluntarily took a pay cut of ten percent of his annual base salary in both 1994 and 1995. In addition, Mr. Duncan has not received a cash bonus to date.

     A significant portion of Mr. Duncan's compensation package under his employment contract consists of equity-based incentive compensation. Since Mr. Duncan did not have significant ownership in the Common Stock, the Compensation Committee felt that a substantial portion of Mr. Duncan's compensation should be in the form of equity-based incentive compensation to more closely align his interests with the stockholders and the long-term interests of the Company. Mr. Duncan's equity compensation package includes a Restricted Stock award of 100,000 shares and a stock option to purchase 150,000 shares of Common Stock. With respect to the Restricted Stock award, 24,167 shares of Common Stock presently are freely transferrable and the remaining 75,833 shares contain restrictions on transfer which lapse at a rate of 833.33 shares per month. The Company also agreed to pay all income tax liabilities owed by Mr. Duncan relating to such shares. Mr. Duncan's original stock option for 150,000 shares of Common Stock had an exercise price per share of

$5.50 and vested at a rate of 3,125 shares per month. In connection with the Exchange Options approved in May 1995, Mr. Duncan exchanged his original stock option for a new stock option to purchase 150,000 shares of Common Stock. The shares pursuant to Mr. Duncan's new stock option were granted with an exercise price of $1.81, the closing market price of the Common Stock on the OTC Bulletin Board on the date of grant, and vest in annual increments of 25% of the shares subject to the option. See "-- Option Grants in Last Fiscal Year." Mr. Duncan also is eligible to receive additional equity-based incentive compensation as determined by the Compensation Committee. During 1995, in addition to the Exchange Option, Mr. Duncan received a restricted stock award of 10,000 shares of Common Stock which contain restrictions on transfer that lapse in annual 20% increments and a performance option for 60,000 shares of Common Stock. The Company also agreed to pay all tax liabilities relating to the restricted shares. The performance option has a ten year term with accelerated vesting upon the achievement of specified performance goals based on pre-tax earnings. See "-- Summary Compensation Table" and "Option Grants in Last Fiscal Year."

     The compensation package of Mr. Duncan is based on recommendations of the Consultant and a search firm engaged by the Company to attract qualified candidates to serve as the Company's Chief Executive Officer. The Compensation Committee believes the compensation package offered to Mr. Duncan is appropriate in relation to compensation packages for similarly situated officers of publicly held companies and considering the extraordinary circumstances of the Company.

  Federal Income Tax Deductibility Limitations.

     The Compensation Committee believes it is appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation for Federal income tax purposes enacted as part of the 1993 Omnibus Budget Reconciliation Act ("OBRA") and to seek to qualify the Company's long-term compensation awards as performance-based compensation excluded from the $1,000,000 limit. Because the Company is in no immediate danger of losing any deduction, the Company has not yet taken action to qualify its stock incentive plans as performance-based compensation.

                                          Lonnie J. Stout II
                                          Richard W. Oliver
                                          J C. Bowling
                                          Howard H. Graham

PERFORMANCE GRAPH

     The following graph compares yearly percentage change in the unaudited total return on the Common Stock against the cumulative total stockholder return of the Nasdaq Stock Market Total Return Index and the Nasdaq Electronic Component Stocks Index commencing December 31, 1990 and ending December 31, 1995. The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on December 31, 1990 in the Common Stock or the respective indexes.

                                   [GRAPH]

                                                                   Nasdaq
                                                  The Nasdaq     Electronic
      Measurement Period          Comptronix     Stock Market    Component
    (Fiscal Year Covered)         Corporation        (US)          Stocks
1990                                    100.00          100.00          100.00
1991                                    450.00          160.56          142.40
1992                                    190.91          186.87          222.48
1993                                    136.36          214.51          305.53
1994                                     47.73          209.69          337.49
1995                                     50.00          296.30          560.01

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission. Officers, directors, and greater than ten percent stockholders are required by federal securities regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of such forms and written representations from certain reporting persons furnished to the Company, the Company believes that its officers, directors, and greater than ten percent beneficial owners were in compliance with all applicable filing requirements for the year ended December 31, 1995.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected Arthur Andersen LLP to serve as independent auditors for the current fiscal year. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                           PROPOSALS OF STOCKHOLDERS

     Stockholders intending to submit proposals for presentation at the next Annual Meeting of Stockholders and inclusion in the proxy statement and form of proxy for such meeting should forward such proposals to Joseph G. Andersen, Secretary, Comptronix Corporation, Three Maryland Farms, Suite 140, Brentwood, Tennessee 37027. Proposals should be sent to the Company by certified mail, return receipt requested and must be received by the Company prior to January 1, 1997.

Date: May 1, 1996

                                                                    APPENDIX A


                                     PROXY
                             COMPTRONIX CORPORATION

      PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
               STOCKHOLDERS TO BE HELD ON TUESDAY, JUNE 4, 1996.

    The undersigned hereby appoints E. Townes Duncan and Joseph G. Andersen, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Stockholders of Comptronix Corporation to be held at The Maryland Farms Athletic Club, 5101 Maryland Way, Brentwood, Tennessee, on Tuesday, June 4, 1996 at 10:00 a.m., local time, and any adjournment thereof.

(1)  PROPOSAL I:  ELECTION OF DIRECTORS

     / /  FOR all of the nominees (except as indicated to the contrary below):

          E. Townes Duncan, Lonnie J. Stout II, Richard W. Oliver, J C. Bowling, Howard H. Graham

     / / WITHHOLD AUTHORITY (ABSTAIN) to vote for the following nominees (please print name or names)

     ---------------------------------------------------------------------------

     / /  WITHHOLD AUTHORITY (ABSTAIN) to vote for all five nominees

(2) In their discretion, any other matter which may properly come before said meeting or any adjournment thereof.

        IMPORTANT: PLEASE DATE AND SIGN THIS PROXY ON THE REVERSE SIDE.

    Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted FOR the nominees in the election of directors.

                                            Date:                   , 1996
                                                 -------------------

                                            PLEASE SIGN BELOW, PROVIDE
                                            YOUR SOCIAL SECURITY NUMBER OR
                                            TAX IDENTIFICATION NUMBER AND
                                            RETURN PROMPTLY

                                            ------------------------------

                                            ------------------------------

                                            ------------------------------

                                            SOCIAL SECURITY NUMBER/
                                            TAX IDENTIFICATION NUMBER

                                            Please sign exactly as your
                                            name appears on your share
                                            certificates. If registered in
                                            the names of two or more
                                            persons, each should sign.
                                            Executors, administrators,
                                            trustees, guardians,
                                            attorneys, and corporate
                                            officers should show their
                                            full titles.

- --------------------------------------------------------------------------------
 If you have changed your address, please PRINT your new address on this line.